Exhibit 99.2

Earnings Release and

Supplemental Information

Quarter Ended September 30, 2013

Table of Contents

Overview
Earnings Release	3
Company Profile	8
Summary of Financial Data	10

Financial Statements
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Reconciliations of Net Income to FFO, AFFO and EBITDA	13

Operating Portfolio
Operating Properties	14
Leasing Statistics	15
Geographic Diversification and 10 Largest Customers	17

Development Summary and Capital Expenditures	18

Capital Structure
Market Capitalization and Debt Summary	19
Interest Summary and Debt Covenants	20

2013 Guidance	21

Appendix	22

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

CoreSite Reports THIRD QUARTER RESULTS

DENVER, CO – October 31, 2013

CoreSite Realty Corporation (NYSE: COR), a leading provider of network-dense, cloud-enabled data center solutions, today announced financial results for the third quarter ended September 30, 2013.

Quarterly Highlights

•            Reported third-quarter funds from operations (“FFO”) of $0.47 per diluted share and unit, representing a 17.5% increase year-over-year

•            Reported third-quarter operating revenue of $60.6 million, representing a 12.8% increase year-over-year

•            Executed new and expansion data center leases representing $4.0 million of annualized GAAP rent at a rate of $170 of annualized GAAP rent per square foot

•            Realized rent growth on signed renewals of 6.6% on a cash basis and 10.7% on a GAAP basis and rental churn of 2.7%

•            Commenced 37,243 net rentable square feet of new and expansion leases with annualized GAAP rent of $180 per square foot

Tom Ray, CoreSite’s Chief Executive Officer, commented, “Our third-quarter results reflect continued execution and focus upon our business plan. We executed 106 new and expansion leases in the quarter including agreements with 21 new customers, 67% of which were in our network and cloud verticals, and we executed a record 44 leases signed with customers deploying in more than one location.” Mr. Ray continued, “Our development activities are progressing and we look forward to delivering our build-to suit at SV5 as well as our first computer room at NY2 toward the end of the fourth quarter. Furthermore, we expect our additional development project at LA2 to deliver in the first quarter of 2014 and our VA2 project in Northern Virginia to deliver at the end of the second quarter in 2014. We remain focused upon and optimistic regarding executing upon our strategy of differentiating CoreSite as a leading provider of performance-sensitive colocation products and services, enhanced by a premium customer experience.”

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Quarter Ended September 30, 2013

Financial Results

CoreSite reported FFO attributable to shares and units of $21.9 million for the three months ended September 30, 2013, a 17.3% increase year-over-year and an increase of 3.6% quarter-over-quarter. On a per diluted share and unit basis, FFO increased 17.5% to $0.47 for the three months ended September 30, 2013, as compared to $0.40 per diluted share and unit for the three months ended September 30, 2012. Total operating revenue for the three months ended September 30, 2013, was $60.6 million, a 12.8% increase year over year. Revenue growth in the third quarter was diluted by 1.1% due to our customer at SV3 decreasing their metered power draw as they continue to transition certain applications out of that facility. CoreSite reported net income attributable to common shares of $2.9 million, or $0.14 per diluted share.

Sales Activity

CoreSite executed 106 new and expansion data center leases representing $4.0 million of annualized GAAP rent during the third quarter, comprised of 23,294 NRSF at a weighted average GAAP rate of $170 per NRSF.

CoreSite’s renewal leases signed in the third quarter totaled $4.6 million in annualized GAAP rent, comprised of 29,567 NRSF at a weighted average GAAP rate of $155 per NRSF, reflecting a 6.6% increase in rent on a cash basis and a 10.7% increase on a GAAP basis. The third-quarter rental churn rate was 2.7%.

CoreSite’s third-quarter data center lease commencements totaled 37,243 NRSF at a weighted average GAAP rental rate of $180 per NRSF, which represents $6.7 million of annualized GAAP rent.

Development Activity

CoreSite had 249,961 NRSF of data center space under construction at four key locations as of September 30, 2013. The projects under construction include new data centers at SV5 (San Francisco Bay Area), VA2 (Northern Virginia), NY2 (New York market) and additional inventory at LA2 (Los Angeles). As of September 30, 2013, CoreSite had incurred $111.5 million of the estimated $199.6 million required to complete these projects.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Quarter Ended September 30, 2013

Balance Sheet and Liquidity

As of September 30, 2013, CoreSite had $166.6 million of total long-term debt equal to 1.5x annualized adjusted EBITDA and $281.6 million of long-term debt and preferred stock equal to 2.6x annualized adjusted EBITDA.

At quarter end, CoreSite had $289.3 million of total liquidity, consisting primarily of available capacity under its credit facility.

Dividend

On August 30, 2013, CoreSite announced a dividend of $0.27 per share of common stock and common stock equivalents for the third quarter of 2013. The dividend was paid on October 15, 2013, to shareholders of record on September 30, 2013.

CoreSite also announced on August 30, 2013, a dividend of $0.4531 per share of Series A preferred stock for the period July 15, 2013, to October 14, 2013. The preferred dividend was paid on October 15, 2013, to shareholders of record on September 30, 2013.

2013 Guidance

CoreSite is tightening its FFO per share and OP unit guidance and now expects FFO per share in the range of $1.80 to $1.84, compared to the previous range of $1.76 to $1.84.

This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities.

Upcoming Conferences and Events

CoreSite will participate in NAREIT’s REITWorld conference from November 13 through November 14 at the San Francisco Marriott Marquis in San Francisco, CA.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Quarter Ended September 30, 2013

Conference Call Details

CoreSite will host a conference call on October 31, 2013, at 12:00 p.m., Eastern time (10:00 a.m., Mountain time), to discuss its financial results, current business trends and market conditions.

The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201 -493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 10000326. The replay will be available until November 7, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call.

About CoreSite

CoreSite Realty Corporation (NYSE: COR) propels customer growth and long-term competitive advantage by connecting Internet, private networking, mobility, and cloud communities within and across its fourteen high-performance data center campuses and through the CoreSite Mesh. More than 750 of the world’s leading carriers and mobile operators, content and cloud providers, media and entertainment companies, and global enterprises choose CoreSite to run their performance-sensitive applications and to connect and do business with each other. With direct access to more than 275 carriers and ISPs, North America inter-site connectivity and the nation’s first Open Cloud Exchange that provides access to the “most lit” buildings and cloud “on-ramps,” CoreSite provides easy, efficient and valuable gateways to global business opportunities. For more information, visit.

CoreSite Investor Relations Contact
Greer Aviv | CoreSite Investor Relations Director

+1 303.405.1012 | +1 303.222.7276

Greer.Aviv@CoreSite.com

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Quarter Ended September 30, 2013

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or  maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Company Profile

The company serves over 750 customers across more than 2.5 million square feet, including NRSF held for development, and provides access to over 275 network service providers.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Company Profile

NYSE-traded with a strong balance sheet

•            NYSE: COR (2010); REIT status

•            Predecessor entities founded in 2000

•            Equity market cap: $1.6 billion at September 30, 2013

•            Growth capacity: 1.5x debt to annualized adjusted EBITDA and 2.6x debt and preferred stock to annualized adjusted EBITDA at September 30, 2013

Dense network connectivity and ecosystems

•            Over 275 network service providers

•            Over 750 customers and 15,000 cross-connects

•            Key ecosystems of customers and partners consisting of  34% networks & mobility, 25% cloud & IT service providers, 20% enterprise, 14% digital content & multimedia, and 7% systems integrators and managed services providers

•            Partner-enabled value-added services supporting cloud computing

Scalable, broad platform in Tier-1 markets

•            14 operating data centers, 3 new data centers under construction

•            8 top North American markets located in network, financial, cloud and commerce hubs

•            2.5+ million gross square feet

•            Ability to nearly double data center footprint on land and buildings currently owned

•            300+ employees

Product, services & operational excellence

•            Cabinet, standard or custom cage, computer rooms

•            Cross-connects, Any2 Internet Exchange, Cloud Exchange – Ethernet

•           Breakered and metered power

•           Six 9s uptime since 2010

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

	Three Months Ended			Nine Months Ended

Summary of Results	September 30, 2013	June 30, 2013	September 30, 2013	September 30, 2013	September 30, 2012
Operating revenues	$60,635	$57,667	$53,762	$173,393	$151,682
Net income	8,509	7,879	2,947	22,583	6,138
Net income attributable to common shares	2,901	2,618	1,320	7,368	2,749

Funds from operations (FFO) to shares and units	21,868	21,103	18,636	62,224	52,271
Adjusted funds from operations (AFFO)	20,562	20,405	17,155	58,675	46,468
EBITDA	25,683	25,127	21,642	73,564	59,098
Adjusted EBITDA	27,467	27,209	23,491	79,430	65,207

Per share - diluted:
Net income attributable to common shares	$0.14	$0.12	$0.06	$0.34	$0.13
FFO per common share and OP unit	$0.47	$0.45	$0.40	$1.33	$1.13

	As of

	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2013	September 30, 2012

Dividend Activity
Dividends declared per common share and OP unit	$0.27	$0.27	$0.27	$0.27	$0.18
AFFO payout ratio	61%	62%	71%	78%	49%

Operating Portfolio Statistics
Operating data center properties	14	14	14	14	14
Operating data center NRSF	1,225,596	1,225,596	1,208,365	1,208,365	1,196,571
Data center NRSF occupied	987,416	986,646	963,442	930,245	922,018
Data center % occupied	80.6%	80.5%	79.7%	77.0%	77.1%

Market Capitalization, Debt & Preferred Stock
Total enterprise value	$1,869,100	$1,734,594	$1,861,410	$1,462,710	$1,406,509
Total debt outstanding	166,625	132,000	111,375	59,750	154,365
Total debt and preferred stock outstanding	281,625	247,000	226,375	174,750	154,365

Debt to:
Annualized Adjusted EBITDA	1.5x	1.2x	1.1x	0.6x	1.6x
Undepreciated book value of total assets	15.0%	12.7%	11.1%	6.3%	16.8%
Debt & Preferred Stock to:
Annualized Adjusted EBITDA	2.6x	2.3x	2.3x	1.8x	1.6x
Undepreciated book value of total assets	25.4%	23.8%	22.5%	18.4%	16.8%

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Consolidated Balance Sheets

(in thousands)

	September 30, 2013	December 31, 2012
Assets:
Investments in real estate:
Land	$76,227	$85,868
Building and building improvements	668,580	596,405
Leasehold improvements	92,996	85,907
	837,803	768,180
Less: Accumulated depreciation and amortization	(142,133)	(105,433)
Net investment in operating properties	695,670	662,747
Construction in progress	157,200	61,328
Net investments in real estate	852,870	724,075
Cash and cash equivalents	702	8,130
Accounts and other receivables, net	11,095	9,901
Lease intangibles, net	12,460	19,453
Goodwill	41,191	41,191
Other assets	47,583	42,582

Total assets	$965,901	$845,332

Liabilities and equity:
Liabilities
Revolving credit facility	$108,000	$-
Mortgage loans payable	58,625	59,750
Accounts payable and accrued expenses	75,248	50,624
Deferred rent payable	9,579	4,329
Acquired below-market lease contracts, net	7,050	8,539
Prepaid rent and other liabilities	11,697	11,317
Total liabilities	270,199	134,559

Stockholders’ equity
Series A cumulative preferred stock	115,000	115,000
Common stock, par value $0.01	208	207
Additional paid-in capital	265,483	259,009
Distributions in excess of net income	(45,953)	(35,987)
Total stockholders’ equity	334,738	338,229
Noncontrolling interests	360,964	372,544
Total equity	695,702	710,773

Total liabilities and equity	$965,901	$845,332

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Operating revenues:
Rental revenue	$35,283	$34,205	$31,603	$102,590	$91,837
Power revenue	15,979	14,486	14,230	43,994	39,543
Interconnection revenue	7,441	7,053	6,177	21,066	15,268
Tenant reimbursement and other	1,932	1,923	1,752	5,743	5,034
Total operating revenues	60,635	57,667	53,762	173,393	151,682

Operating expenses:
Property operating and maintenance	17,368	15,118	16,360	47,013	46,029
Real estate taxes and insurance	2,226	2,304	2,158	6,750	6,304
Depreciation and amortization	16,424	16,261	16,583	48,634	47,991
Sales and marketing	3,206	3,936	2,231	10,931	6,941
General and administrative	7,045	6,177	6,389	20,225	18,777
Rent	5,082	4,756	4,689	14,631	13,957
Transaction costs	25	249	293	279	576
Total operating expenses	51,376	48,801	48,703	148,463	140,575

Operating income	9,259	8,866	5,059	24,930	11,107
Interest income	14	2	5	18	12
Interest expense	(708)	(783)	(1,595)	(1,930)	(3,922)

Income before income taxes	8,565	8,085	3,469	23,018	7,197
Income tax expense	(56)	(206)	(522)	(435)	(1,059)

Net income	8,509	7,879	2,947	22,583	6,138

Net income attributable to noncontrolling interests	3,524	3,176	1,627	8,962	3,389
Net income attributable to CoreSite Realty Corporation	4,985	4,703	1,320	13,621	2,749
Preferred dividends	(2,084)	(2,085)	-	(6,253)	-
Net income attributable to common shares	$2,901	$2,618	$1,320	$7,368	$2,749

Net income per share attributable to common shares:
Basic	$0.14	$0.13	$0.06	$0.35	$0.13
Diluted	$0.14	$0.12	$0.06	$0.34	$0.13

Weighted average common shares outstanding:
Basic	20,871,504	20,829,375	20,554,893	20,793,596	20,514,713
Diluted	21,479,971	21,445,875	21,027,635	21,465,710	20,890,894

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Reconciliations of Net Income to FFO, AFFO and EBITDA

(in thousands, except share and per share data)

Reconciliation of Net Income available to FFO

	Three Months Ended			Nine Months Ended

	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Net income	$8,509	$7,879	$2,947	$22,583	$6,138

Real estate depreciation and amortization	15,443	15,309	15,689	45,894	46,133

FFO	$23,952	$23,188	$18,636	$68,477	$52,271

Preferred stock dividends	(2,084)	(2,085)	-	(6,253)	-

FFO available to common shareholders and OP unit holders	$21,868	$21,103	$18,636	$62,224	$52,271

Weighted average common shares outstanding - diluted	21,479,971	21,445,875	21,027,635	21,465,710	20,890,894
Weighted average OP units outstanding - diluted	25,353,942	25,353,709	25,346,805	25,353,787	25,345,998
Total weighted average shares and units outstanding - diluted	46,833,913	46,799,584	46,374,440	46,819,497	46,236,892

FFO per common share and OP unit - diluted	$0.47	$0.45	$0.40	$1.33	$1.13

Reconciliation of FFO to AFFO

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
FFO available to common shareholders and unit holders	$21,868	$21,103	$18,636	$62,224	$52,271

Adjustments:
Amortization of deferred financing costs	445	427	435	1,293	1,307
Non-cash compensation	1,759	1,683	1,556	5,337	4,082
Non-real estate depreciation	981	952	894	2,740	1,858
Straight-line rent adjustment	(539)	(339)	(734)	(970)	(2,877)
Amortization of above and below market leases	(241)	(199)	(444)	(672)	(1,241)
Recurring capital expenditures	(1,174)	(935)	(822)	(3,808)	(2,010)
Tenant improvements	(1,578)	(1,027)	(1,362)	(4,218)	(3,378)
Capitalized leasing commissions	(959)	(1,260)	(1,004)	(3,251)	(3,544)
AFFO available to common shareholders and OP unit holders	$20,562	$20,405	$17,155	$58,675	$46,468

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
Net income	$8,509	$7,879	$2,947	$22,583	$6,138

Adjustments:
Interest expense, net of interest income	694	781	1,590	1,912	3,910
Income taxes	56	206	522	435	1,059
Depreciation and amortization	16,424	16,261	16,583	48,634	47,991
EBITDA	$25,683	$25,127	$21,642	$73,564	$59,098

Non-cash compensation	1,759	1,683	1,556	5,337	4,083
Transaction costs / litigation	25	399	293	529	2,026
Adjusted EBITDA	$27,467	$27,209	$23,491	$79,430	$65,207

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Operating Properties

(in thousands, except NRSF data)

								Pre-
				Office and Light-				Stabilized	Development
	Annualized	Data Center(2)		Industrial(3)		Total		NRSF(7)	NRSF(8)	Total
	Rent		Percent		Percent		Percent			Portfolio
Market/Facilities	($000) (4)	Total	Occupied(5)	Total	Occupied(5)	Total(6)	Occupied(5)	Total	Total	NRSF(1)
Los Angeles One Wilshire Campus
LA1*	$23,856	150,278	75.2%	7,500	41.0%	157,778	73.6%	-	-	157,778
LA2	14,403	159,617	87.0	6,055	72.7	165,672	86.4	31,585	236,902	434,159
Los Angeles Total	38,259	309,895	81.3	13,555	55.2	323,450	80.2	31,585	236,902	591,937

San Francisco Bay
SV1	11,366	84,045	87.3	206,255	80.2	290,300	82.3	-	-	290,300
SV2	6,186	76,676	65.5	-	-	76,676	65.5	-	-	76,676
Santa Clara Campus	19,305	119,067	82.8	71,196	91.7	190,263	86.1	31,497	274,490	496,250
San Francisco Bay Total	36,857	279,788	79.5	277,451	83.2	557,239	81.3	31,497	274,490	863,226

Northern Virginia
VA1	22,169	201,719	76.5	61,050	79.7	262,769	77.2	-	-	262,769
VA2	-	-	-	-	-	-	-	-	198,000	198,000
DC1*	2,603	22,137	84.6	-	-	22,137	84.6	-	-	22,137
Northern Virginia Total	24,772	223,856	77.3	61,050	79.7	284,906	77.8	-	198,000	482,906

Boston	11,927	166,026	93.3	19,495	54.2	185,521	89.2	-	87,650	273,171
BO1
Chicago	11,212	158,167	84.0	4,946	62.3	163,113	83.4	20,240	-	183,353
CH1
New York
NY1*	4,746	48,404	67.1	209	100.0	48,613	67.3	-	-	48,613
NY2	-	-	-	-	-	-	-	-	283,000	283,000
New York Total	4,746	48,404	67.1	209	100.0	48,613	67.3	-	283,000	331,613

Miami	1,676	30,176	44.2	1,934	57.9	32,110	45.0	-	13,154	45,264
MI1
Denver
DE1*	646	4,144	80.9	-	-	4,144	80.9	-	-	4,144
DE2*	143	5,140	66.3	-	-	5,140	66.3	-	-	5,140
Denver Total	789	9,284	72.8	-	-	9,284	72.8	-	-	9,284
Total Facilities	$130,238	1,225,596	80.6%	378,640	79.7%	1,604,236	80.4%	83,322	1,093,196	2,780,754

* Indicates properties in which we hold a leasehold interest.
(1)

Represents the square feet at each building under lease as specified in existing customer lease agreements plus management’s estimate of space available for lease to customers based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. Total NRSF at a given facility includes the total stabilized operating NRSF, pre-stabilized NRSF and development NRSF, but excludes our office space at a facility and our corporate headquarters.

(2)

Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data center NRSF includes a factor to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

(3)

Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light-industrial uses.

(4)

Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. On a gross basis, our annualized rent was approximately $135.7 million as of September 30, 2013, which reflects the addition of $5.5 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(5)

Includes customer leases that have commenced and are occupied as of September 30, 2013. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 82.2%, 79.7%, and 81.6%, respectively, if all leases signed in current and prior periods had commenced.

(6)	Represents the NRSF at an operating facility currently occupied or readily available for lease. This excludes existing vacant space held for development and pre-stabilized NRSF.

(7)

Represents pre-stabilized NRSF of projects/facilities which recently have been developed and are in the initial lease-up phase. Effective January 1, 2013, new pre-stabilized projects/facilities are excluded from stabilized operating NRSF. Pre-stabilized projects/facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion.

(8)

Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of September 30, 2013. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Leasing Statistics

Data Center Leasing Activity

				GAAP		GAAP
	Leasing	Number	Total	Annualized		Annualized	Rental	Cash		GAAP
	Activity	of	Leased	Rent per		Rent	Churn	Rent		Rent
	Period	Leases(1)	NRSF(2)	NRSF		(000s)	Rate(3)	(4)		(4)

New/expansion leases commenced	YTD 2013	320	119,291	$162		$19,276
	Q3 2013	110	37,243	180		6,688
	Q2 2013	121	42,672	147		6,267
	Q1 2013	89	39,376	161		6,320
	Q4 2012	100	21,372	137		2,924
	Q3 2012	92	39,991	146		5,851

New/expansion leases signed	YTD 2013	331	96,903	$153		$14,831
	Q3 2013	106	23,294	170		3,965
	Q2 2013	115	30,810	188		5,782
	Q1 2013	110	42,799	119		5,084
	Q4 2012	100	156,704	74	(5)	11,583
	Q3 2012	77	11,387	177		2,012

Renewal leases signed	YTD 2013	292	121,867	$138		$16,867	5.9%	3.6%		12.9%
	Q3 2013	100	29,567	155		4,575	2.7%	6.6%		10.7%
	Q2 2013	112	44,702	166		7,404	2.0%	2.9	% (6)	9.0	% (6)
	Q1 2013	80	47,598	103		4,887	1.1%	2.0%		21.6%
	Q4 2012	50	52,225	140		7,323	2.1%	11.7%		15.6%
	Q3 2012	69	18,332	164		3,012	1.1%	4.0%		9.1%

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before September 30, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3)	Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

(4)	Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

(5)

The GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 includes a 101,250 NRSF build-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases signed in Q4 2012 would have been $151.

(6)	These amounts have been modified from the previously reported results of 5.4% in cash rent growth and 11.7% in GAAP rent growth due to a correction in reporting a Q2 2013 renewal at VA1.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Leasing Statistics

Lease Expirations (total operating properties, excluding pre-stabilized)

		Total						Annualize
	Number	Operating	Percentage		Percentage	Annualize	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)(2)	Rent	NRSF(3)	($000)(4)	Expiration
Available as of September 30, 2013(6)	-	314,994	19.6%	$-	-%	$-	$-	$-
2013	272	109,907	6.8	12,267	9.5	111.61	12,539	114.09
2014(7)	410	307,288	19.2	30,666	23.5	99.80	31,049	101.04
2015	254	141,287	8.8	24,152	18.5	170.94	25,916	183.43
2016	224	221,247	13.8	20,490	15.7	92.61	22,656	102.40
2017	110	158,292	9.9	19,870	15.3	125.53	25,523	161.24
2018	56	144,271	9.0	13,407	10.3	92.93	17,557	121.69
2019	4	80,942	5.0	1,696	1.3	20.95	1,822	22.51
2020	3	30,093	1.9	968	0.7	32.17	1,176	39.08
2021	8	15,534	1.0	1,672	1.3	107.63	2,407	154.95
2022	10	33,356	2.1	3,112	2.4	93.30	4,865	145.85
2023-Thereafter	7	47,025	2.9	1,938	1.5	41.21	3,691	78.49
Portfolio Total / Weighted Average	1,358	1,604,236	100.0%	$130,238	100.0%	$101.02	$149,201	$115.73

(1)

Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)

Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(3)	Annualized rent as defined above, divided by the square footage of leases expiring in the given year.
(4)

Represents the final monthly contractual rent under existing customer leases as of September 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes operating expense reimbursement, power revenue and interconnection revenue.

(5)

Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements.

(6)	Excludes NRSF held for development or under construction.
(7)

Includes an office lease, which is an interim lease in place that expires on May 31, 2014. Upon the expiration of the interim lease and the substantial completion of tenant improvements by us, a new lease that has already been executed by both parties will commence. The new lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Lease Distribution (total operating properties, excluding pre-stabilized)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of
	of	of All	NRSF of	Operating	Rent	Annualized
Square Feet Under Lease(1)	Leases(2)	Leases	Leases(3)	NRSF	($000)(4)	Rent
Available colocation(5)	-	-%	238,179	14.8%	$-	-%
Available office and light-industrial	-	-	76,815	4.8	-	-
Colocation NRSF:
5,000 or less	1,301	95.8	476,534	29.7	72,321	55.6
5,001 - 10,000	20	1.5	143,896	9.0	14,207	10.9
10,001 - 25,000	11	0.9	182,955	11.4	25,888	19.9
Greater than 25,000	2	0.1	61,614	3.8	7,086	5.4
Powered Shell	6	0.4	166,738	10.4	4,693	3.6
Office and light-industrial(6)	18	1.3	257,505	16.1	6,043	4.6
Portfolio Total	1,358	100.0	1,604,236	100.0%	$130,238	100.0

(1)	Represents all leases in our portfolio, including data center and office and light-industrial leases.

(2)

Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(3)

Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas.

(4)

Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(5)	Excludes NRSF held for development or under construction.

(6)

Excludes office and light-industrial space of 44,320 NRSF that is a component of colocation leases. The 44,320 NRSF of office and light-industrial space is leased to data center tenants as incremental space to their data center lease space.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Geographic Diversification and 10 Largest Customers

(in thousands, except NRSF data)

Geographic Diversification

Metropolitan Market	Percentage of Total Annualized Rent
Los Angeles	29.4%
San Francisco Bay	28.3
Northern Virginia	19.0
Boston	9.2
Chicago	8.6
New York	3.6
Miami	1.3
Denver	0.6
Total	100%

10 Largest Customers

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of	Remaining
			of	Occupied	Operating	Rent	Annualized	in
	Customer Industry	CoreSite Vertical	Locations	NRSF(1)	NRSF(2)	($000)(3)	Rent(4)	Months(5)
1	Technology	Digital Content	3	52,374	3.3%	$10,082	7.7%	46
2	Technology	Systems Integration & Managed Service Provider	3	53,014	3.3	6,562	5.0	56
3	Technology	Digital Content	9	52,270	3.3	5,605	4.3	14
4	Government*(6)	Enterprise	1	141,774	8.8	4,077	3.1	22
5	Technology	Cloud	4	25,013	1.6	3,888	3.0	53
6	Technology	Cloud	1	26,842	1.7	3,870	3.0	65
7	Financial	Enterprise	2	11,855	0.7	2,965	2.3	26
8	Technology	Systems Integration & Managed Service Provider	1	6,034	0.4	2,569	2.0	25
9	Government*	Enterprise	2	16,764	1.0	2,279	1.7	21
10	Telecommunications	Network	3	18,562	1.2	2,049	1.6	95
	Total/Weighted Average			404,502	25.3%	$43,946	33.7%	42

* Denotes customer using space for general office purposes.
(1)

Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before September 30, 2013. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio which, as of September 30, 2013, consisted of 1,604,236 NRSF.

(3)

Represents the monthly contractual rent under existing commenced customer leases as of September 30, 2013, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement.

(4)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of September 30, 2013, which was approximately $130.2 million.

(5)	Weighted average based on percentage of total annualized rent expiring calculated as of September 30, 2013.

(6)

The data presented represents an interim lease in place that expires in May 2014. Upon expiration of the interim lease and the substantial completion of building improvements by us, a new lease that has already been executed by both parties will commence. That lease includes 119,729 NRSF with a ten-year term and a termination option at the end of year eight.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Development Summary and Capital Expenditures

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of September 30, 2013

Projects/Facilities(1)	Metropolitan Area	Completion	NRSF (1)	Cost	Percent Leased(2)
SV4	San Francisco Bay	Mar 2013	16,640	13,261	35.2%
LA2	Los Angeles	Mar 2013	2,294	320	33.3%
LA2	Los Angeles	Mar 2013	8,122	652	43.6%
LA2	Los Angeles	Mar 2013	21,169	7,746	59.1%
SV4	San Francisco Bay	Apr 2013	14,857	12,911	0.0%
CH1	Chicago	Apr 2013	20,240	5,098	0.0%

Total completed pre-stabilized			83,322	$39,988	27.2%

(1)

These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. Pre-stabilized projects/facilities have been recently developed and are either less than 85% occupied or have been in service for less than 24 months. During Q2 2013, we completed development of 23,663 NRSF at BO1 which was 100% stabilized at completion and is included in our stabilized operating NRSF in the Operating Properties table.

(2)	Includes customer leases that have been signed as of September 30, 2013. The percent leased is determined based on leased square feet as proportion of total pre-stabilized NRSF.

Data Center Projects Under Construction as of September 30, 2013

				Costs
Projects/Facilities	Metropolitan Area	Estimated Completion	NRSF(1)	Incurred to- date	Estimated Total (2)

NY2	New York	Q4 2013 / Q1 2014	65,000	72,783	100,800
SV5(3)	San Francisco Bay	Q4 2013	101,250	17,292	19,000
LA2	Los Angeles	Q1 2014	33,711	4,705	10,000
VA2	Northern Virginia	Q2 2014	50,000	16,688	69,800

Total under construction			249,961	$111,468	$199,600

(1)	NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(2)	Reflects management’s estimate of cost of completion based upon the actual cost at quarter-end, plus management’s estimate of the cost to complete construction.

(3)	Represents 101,250 of pre-sold dedicated built-to-suit space that is 100% leased as of September 30, 2013, and has an expected lease commencement date in Q4 2013.

Capital Expenditures – Quarter Ended

		September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
Data center expansion	(1)	$67,688	$33,544	$47,691	$28,083	$17,922
Non-recurring investments	(2)	3,831	4,526	7,832	3,625	3,897
Tenant improvements		1,578	1,027	1,613	278	1,362
Recurring capital expenditures	(3)	1,174	935	1,699	2,064	822
Total capital expenditures		$74,271	$40,032	$58,835	$34,050	$24,003

Repairs and maintenance expense	(4)	$1,954	$1,918	$2,016	$2,079	$2,115

(1)	Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments.

(2)

Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades.

(3)	Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.

(4)

Repairs and maintenance expense is classified within property operating and maintenance expense in the statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price as of September 30, 2013 / Liquidation Value	Market Value Equivalents
Common shares	21,412	$33.94	$726,723
Operating partnership units	25,361	$33.94	860,752
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			1,702,475
Total debt			166,625
Total enterprise value			$1,869,100

Total debt to annualized adjusted EBITDA			1.5x
Total debt and preferred stock to annualized adjusted EBITDA			2.6x

Debt Summary (1)	Outstanding as of:

Instrument	Interest Rate(2)	Maturity Date	Maturity Date with Extension	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012
SV1 - mortgage loan	3.69%	10/9/2014	N/A	$58,625	$59,000	$59,375	$59,750	$60,000
Senior credit facility(3)	2.18%	1/3/2017	1/3/2018	108,000	73,000	52,000	-	62,750
VA1 - mortgage loan				-	-	-	-	31,615
Total Consolidated Debt				$166,625	$132,000	$111,375	$59,750	$154,365

Weighted average interest rate	2.71%
Floating rate vs. fixed rate debt				100% / 0%	100% / 0%	100% / 0%	100% / 0%	59% / 41%

(1)	See the most recent filed Form 10-K and 10-Q for information on specific debt instruments.

(2)	Each debt instrument’s interest rate is based on LIBOR at September 30, 2013, plus applicable spread.

(3)

Effective June 28, 2013, the Company partially exercised the accordion feature to increase the aggregate commitments by $50.0 million to $405.0 million. All other terms of the Second Amended and Restated Credit Agreement remain unchanged.

Debt Maturities

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended			Nine Months Ended

	September 30, 2013	June 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
Interest expense and fees	$1,402	$1,296	$1,433	$3,659	$4,088
Amortization of deferred financing costs	445	427	435	1,293	1,307
Capitalized interest	(1,139)	(940)	(273)	(3,022)	(1,473)
Total interest expense	$708	$783	$1,595	$1,930	$3,922

Debt Covenants

	Revolving Credit Facility
	Required Compliance	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012

Fixed charge coverage ratio	Greater than 1.75x	7.5x	7.7x	7.6x	12.1x	18.3x
Total indebtedness to gross asset value	Less than 60%	11.5%	10.0%	9.6%	7.6%	12.7%
Secured debt to gross asset value	Less than 40%	3.8%	4.0%	4.2%	5.2%	NA
Unhedged variable rate debt to gross asset value	Less than 30%	10.8%	9.0%	7.9%	5.2%	4.9%

Facility availability		$405,000	$405,000	$355,000	$355,000	$202,500
Borrowings outstanding		(108,000)	(73,000)	(52,000)	-	(62,750)
Outstanding letters of credit		(8,390)	(7,540)	(8,540)	(8,540)	(8,620)
Current availability		$288,610	$324,460	$294,460	$346,460	$131,130

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

2013 Guidance

(in thousands, except per share amounts)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements.

Projected per share and OP unit information:

	Low	High
Net income attributable to common shares	$0.44	$0.48
Real Estate depreciation and amortization	1.36
FFO	$1.80	$1.84

Projected operating results:
Total operating revenues	$234,000	$237,000
General and administrative expenses	$28,000	$30,000
Adjusted EBITDA	$106,000	$109,000

Significant guidance drivers:
Rental churn rate per quarter	1%	2%
Cash rent growth on data center renewals	3%	5%
Development capital expenditures (1)	$230,000	$240,000
Recurring capital expenditures	$5,000	$7,000

(1)   The guidance related to development capital expenditures includes data center expansion, non-recurring investments and tenant improvements.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Appendix

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP.

Definitions

Funds From Operations “FFO” is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Appendix

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO:

1.             Plus: Amortization of deferred financing costs

2.             Plus: Non-cash compensation

3.             Plus: Non-real estate depreciation

4.             Plus: Below market debt amortization

5.             Less: Straight line rents adjustments

6.             Less: Above and below market leases

7.             Less: Maintenance capital investment

8.             Less: Tenant improvement capital investment

9.             Less: Capitalized leasing commissions

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Overview	Financial Statements	Operating Portfolio	Development and Capital Expenditures	Capital Structure	2013 Guidance	Appendix

© Copyright 2013 CoreSite. All Rights Reserved. | Quarter Ended September 30, 2013

Thank You

1050 17th Street Suite 800 Denver, CO 80265 USA +1 866.777.CORE +1 303.405.1000 coresite.com Info@CoreSite.com